Invesco Ltd.
2012 Employee Stock Purchase Plan

1.           Purpose

The purpose of the Plan is to provide Eligible Employees with (i) a convenient means to acquire common shares of the Company at a discount to market value, (ii) an incentive for continued employment and (iii) an incentive to increase Shareholder value. The Plan is intended to provide Options that either comply with or are exempt from the requirements of section 409A of the U.S. Code, and the terms of the Plan and the Options granted thereunder will be interpreted and administered in a manner that is consistent with that intention. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the U.S. Code, and the Options granted under the Plan are not intended to qualify for favorable tax treatment under the laws of any country.  Notwithstanding the foregoing, the Company may establish one or more sub-plans of the Plan for Employees of designated Employers located in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to confirm the terms of the Plan with the laws and requirements of such countries in order to allow such Employees to purchase Shares in a manner similar to the Plan.

2.           Effective Date and Term of Plan

The Plan was adopted by the Board on February 16, 2012 and is effective as of May 17, 2012, which is the date on which it was approved by the Shareholders of the Company (the “Effective Date”). No Options will be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

3.           Definitions

Each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 3 or, if not defined in this Section, the first place that it appears in the Plan.

“Account” means the account established for each Participant under the Plan, which will be maintained in the currency used by the Employer to pay the Participant’s base salary or regular earnings and will be converted to U.S. Dollars as provided in Section 6(a), if applicable. Amounts credited to a Participant’s Account may be held by an Employer in its general corporate accounts or in one or more trusts, as determined by the Committee in its discretion in accordance with applicable law, and will not be credited with interest or earnings of any kind, unless required by applicable law.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may be the principal market for the Shares at the applicable time.

“Beneficiary” means the person(s) or trust(s) designated by a Participant in the Participant’s most recent written (including electronic) beneficiary designation filed with the Committee or its agent to receive any amounts or Shares payable or deliverable to, or exercise any applicable rights of, the Participant under the Plan after the Participant’s death (or such other person as determined under applicable law who is entitled to receive any benefits under the Plan in the event of the Participant's death).  If there is no surviving designated beneficiary at the time of the Participant’s death, the Beneficiary shall be the person(s) or trust(s) entitled by will or the laws of decent and distribution to receive such amounts or exercise such rights, as determined by the Committee.

“Board” means the Board of Directors of the Company.

“Change in Control” means any of the following events:

(A)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) below; or

(B)           individuals who, as of January 1, 2012, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2012 whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the

Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(D)           approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, an event described above will be a Change in Control with respect to an Option that is subject to taxation as a “nonqualified deferred compensation plan” under section 409A of the U.S. Code only if such event is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of section 409A of the U.S. Code.

 “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be appointed by the Board to act as the Committee under the Plan. If at any time there is no such Compensation Committee or other committee or subcommittee appointed by the Board, the Board shall be the Committee.

“Company” means Invesco Ltd., a Bermuda exempted company.

“Disability” means, with respect to a Participant, (i) a “disability” (or words of similar meaning) as defined in any written employment, consulting or similar agreement between the Participant and the Employer, or (ii) if there is no such agreement or it does not define “disability” (or words of similar meaning), (A) a permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee in its sole discretion.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. For purposes of Participants employed by an Employer outside of the United States, “Disability” shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law.

“Disaffiliation” means a Subsidiary’s, Affiliate’s or business segment’s ceasing to be a Subsidiary, Affiliate or business segment for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a business segment by the Company or its Subsidiaries or Affiliates); provided, however, that an event described above will be a Disaffiliation for purposes of Section 8(e) of the Plan with respect to an Option that is subject to taxation as a “nonqualified deferred compensation plan” under section 409A of the U.S. Code only if such event is also a change in the ownership or effective control of a relevant corporation or a change in the ownership of a substantial portion of the assets of a relevant corporation within the meaning of section 409A of the U.S. Code.

“Effective Date” has the meaning set forth in Section 2.

“Eligible Employee” means an Employee who (i) is an Employee on the last date designated by the Committee for enrollment in an Offering and (ii) meets such other eligibility criteria as may be determined by the Committee.

“Employee” means any individual who is classified as an employee by an Employer on such Employer’s payroll records. An individual who is classified by an Employer as an independent contractor, leased employee, consultant, advisor or member of the Board is not an Employee for purposes of the Plan, even if such individual is determined to be a common law employee of an Employer.  For purposes of individuals performing services for an Employer outside of the United States, "Employee" shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law.

“Employer” means the Company and any Subsidiary or Affiliate that has been designated for participation in the Plan by the Committee.

“Offering” has the meaning set forth in Section 5(a).

“Offering Commencement Date” has the meaning set forth in Section 5(a).

“Offering Termination Date” has the meaning set forth in Section 5(a).

“Option” has the meaning set forth in Section 5(c).

“Participant” means an Eligible Employee who has commenced participation in the Plan pursuant to Section 4(a) and who has not ceased participation in the Plan pursuant to Section 4(b).

“Plan” means this Invesco Ltd. 2012 Employee Stock Purchase Plan, as set forth herein and as hereafter amended from time to time, and shall include any Appendices and sub-plans established hereunder to comply with the laws of jurisdictions outside of the United States of America.

“Purchase Price” means the price per Share at which Shares may be acquired under an Option, which shall be eighty-five percent (85%) of the fair market value of a Share on the Offering Termination Date. Unless otherwise determined by the Committee, the fair market value of a Share as of any date shall be the closing price of a Share on the Applicable Exchange on such date or, if Shares are not readily tradable on the Applicable Exchange on such date, then on the next preceding date on which Shares are readily tradable, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, fair market value for purposes of determining the Purchase Price shall be determined by the Committee in its good faith discretion.

“Share” or “Shares” mean common shares, par value $0.20 each, of the Company.

“Shareholder” has the same meaning as the term “Member” in the Companies Act 1981 of Bermuda.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least fifty percent (50%) of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“U.S. Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and any relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the U.S. Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“U.S. Dollar” and “US $” mean and refer to the lawful currency of the United States of America.

4.           Eligibility and Participation

(a)           Commencement of Participation. An Eligible Employee shall become a Participant in the Plan and shall participate in an Offering by enrolling in the Plan before the applicable Offering Commencement Date and making an election authorizing the payroll deductions or contributions set forth in Section 5(b) in accordance with the procedures established by the Committee. An Eligible Employee who becomes a Participant pursuant to this Section shall remain a Participant and shall participate in all future Offerings until the individual ceases to be a Participant pursuant to Section 4(b).

(b)           Termination of Participation. An individual shall cease to be a Participant in the Plan upon the first occurrence of any of the following events:

(i)           the Participant ceases to be an Eligible Employee, except as provided in Section 5(f);

(ii)           the Participant withdraws from the Plan pursuant to Sections 5(e), 5(f) or 5(g); or

(iii)           the Plan is terminated.

5.           Offerings

(a)           General. The Plan will be implemented through annual offerings to purchase Shares (each an “Offering”) as set forth in this Section 5. Each Offering will begin on a date specified by the Committee (the “Offering Commencement Date”) and will terminate on a subsequent date specified by the Committee, or if the Applicable Exchange is not open on such date, the next following date on which the Applicable Exchange is open (the “Offering Termination Date”). Unless otherwise determined by the Committee, (i) each Offering will last for a period of twelve consecutive months, and (ii) an Offering will be made each year until the Plan terminates.

(b)           Contributions to Accounts. Unless payroll deductions are prohibited by applicable law, each Participant shall make an election before the Offering Commencement Date of an Offering to have the Employer deduct a specified amount on an after-tax basis from the base salary or regular earnings payable to the Participant each payroll period during the Offering (after all other required withholdings), and such amounts shall be credited to the Participant’s Account. Unless otherwise determined by the Committee, the maximum amount that may be credited to a Participant’s Account during any Offering shall not exceed US $6,000, or an equivalent amount in the currency in which the Participant’s base salary or regular earnings are paid, as determined by the Committee. A Participant’s election shall remain in effect for all Offerings commencing after the Participant makes such election, unless the Participant changes the election pursuant to Section 5(d), withdraws from the Plan pursuant to Sections 5(e), 5(f) or 5(g) or ceases to be an Eligible Employee. If applicable law prohibits payroll deductions, the Committee, in its discretion, may permit a Participant to make contributions to the Participant’s Account in a form acceptable to the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, suspend or reduce a Participant’s payroll deductions or contributions under the Plan as it deems advisable.  Except where otherwise required under applicable local law, all Participant contributions may be held in a general account established in the name of the Company or the Employer that employs the applicable Participant.

(c)           Grant of Option. On the Offering Commencement Date, the Company shall grant to each Participant an option (“Option”) to purchase on the Offering Termination Date the number of Shares that may be purchased at the Purchase Price with the amounts credited to the Participant’s Account on such date, up to a maximum of 1,000 Shares or such other number of Shares as the Committee shall determine in its discretion before the Offering Commencement Date.

(d)           Changes to Contributions. Before the Offering Commencement Date of an Offering, a Participant may elect to change the amount that will be deducted from the Participant’s base salary or regular earnings each payroll period during such Offering, subject to the limits set forth in Section 5(b). A Participant will be permitted to withdraw from the Plan during an Offering as provided in Section 5(e), but a Participant will not otherwise be permitted to increase or decrease such payroll deductions during an Offering, except as provided by the Committee in its discretion.

(e)           Withdrawal. A Participant may withdraw from the Plan before an Offering Termination Date by giving notice of withdrawal in such form and at such time as the Committee shall determine. Upon receipt of a notice of withdrawal, the Participant’s Option shall be cancelled immediately, and all amounts credited to a Participant’s Account shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. A Participant who withdraws from the Plan pursuant to this Section shall be prohibited from (i) participating again in the Offering during which the withdrawal occurred and (ii) making any further contributions to the Participant’s Account during such Offering. The Committee may, in its discretion, treat any attempt by the Participant to transfer, pledge or otherwise encumber the Participant’s Account or Option as a notice of withdrawal. After withdrawing from the Plan pursuant to this Section, an Eligible Employee may become a Participant in the Plan with respect to a future Offering pursuant to the procedures in Section 4(a).

(f)           Termination of Employment Due to Death, Disability, Reduction in Force or Retirement. Upon the termination of a Participant’s employment due to death, Disability, reduction in force or attainment of age 55 and 10 years of service with an Employer, the Participant (or the Participant’s Beneficiary, in the event of death) may elect, by written notice given to the Committee before the earlier of the Offering Termination Date or the expiration of the 60-day period commencing on the date of the Participant’s termination of employment to (i) withdraw from the Plan in accordance with Section 5(e) or (ii) permit the exercise of the Participant’s Option pursuant to Section 6(a). In the event that no such written election is timely received by the Committee, the Participant shall be deemed to have elected to withdraw from the Plan in accordance with Section 5(e), and all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.

(g)           Termination of Employment. Upon termination of the Participant’s employment for any reason other than a reason set forth in Section 5(f), the Participant’s Option will be cancelled immediately, and all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.

    (h)           Leave of Absence. If a Participant is on an approved leave of absence, such Participant may elect, by written notice received by the Committee before the earlier of the Offering Termination Date or the expiration of the 60-day period commencing on the date of the Participant’s leave of absence, to (i) withdraw from the Plan pursuant to Section 5(e), (ii) discontinue payroll deductions and other contributions to the Plan, as applicable, but permit the exercise of the Participant’s Option on the Offering Termination Date pursuant to Section 6(a), or (iii) continue payroll deductions or contributions to the Plan during the leave of absence pursuant to such procedures as may be established by the Committee and permit the exercise of the Participant’s Option on the Offering Termination Date pursuant to Section 6(a). A Participant on a leave of absence who terminates employment shall be subject to the provisions of Sections 5(f) or 5(g), as applicable. In the event that no such written election is timely received by the Committee, the Participant shall be deemed to have elected to continue payroll deductions or contributions during any period that the Participant remains on the payroll of the Employer and shall be deemed to have elected to withdraw from the Plan in accordance with Section 5(e) when the Participant ceases to be on the payroll of the Employer, at which time all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless required by applicable law.  For purposes of Partcipants employed by an Employer outside of the United States, whether a Participant is on an approved leave of absence shall be etermined in accordance with applicable local law.

(i)           Transferability. Neither any Options granted under the Plan nor any amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition of an Option or amounts credited to a Participant’s Account shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section 5(e).

(j)           Participants’ Interests. Participants will have no interest in, or any rights as a Shareholder with respect to, Shares subject to an Option until the Participant’s Option is exercised pursuant to Section 6(a).

6.           Option Exercise

(a)           Automatic Exercise. On each Offering Termination Date, the Account balance of each Participant that is denominated in a currency other than U.S. Dollars shall be converted to U.S. Dollars at a rate of exchange determined by the Committee in its sole discretion. Unless previously canceled, each Option then held by a Participant shall be exercised automatically to purchase the number of full Shares that can be purchased at the Purchase Price with the amounts then credited to the Participant’s Account to the extent that such amounts do not exceed US $6,000, or such lesser amount as determined by the Committee. Fractional Shares cannot be purchased under any Option. Notwithstanding the foregoing, if the number of Shares that could be purchased under all Options outstanding on any Offering Termination Date exceeds the maximum number of Shares then available for issuance under the Plan, the outstanding Options shall be exercised pro rata in as nearly a uniform manner as practicable to purchase the number of Shares then available under the Plan, unless the Committee determines otherwise. Any amounts remaining in a Participant’s Account after the exercise of an Option will be returned to the Participant without interest, unless the payment of interest is required under applicable law.

(b)           Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Option, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of an Employer under the Plan shall be conditional on such payment or arrangements, and an Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payments otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations.

(c)           Delivery of Stock. As promptly as practicable after each Offering Termination Date, the Shares acquired upon the exercise of a Participant’s Option shall be delivered to the Participant or to a custodial or trust account maintained for the benefit of the Participant, as determined by the Committee.

(d)           Conditions for Issuance. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver Shares under the Plan unless such issuance or delivery complies with all applicable laws, rules and regulations, including the requirements of any Applicable Exchange or similar entity, and the Company has obtained any consent, approval or permit from any federal, state or foreign governmental authority that the Committee determines to be necessary or advisable.

7.           Shares

(a)           Maximum Shares. The maximum number of Shares that can be issued under the Plan, subject to any adjustment upon changes in capitalization as provided in Section 7(b), shall be 3,000,000. Such Shares may be authorized but unissued Shares or Shares held by the Company as treasury shares.

(b)           Adjustment Upon Changes in Capitalization. In the event of a merger, consolidation, stock rights offering, liquidation, spinoff, separation, Disaffiliation, reorganization or similar event affecting the Company or any of its Subsidiaries or Affiliates, or a stock dividend, stock split, reverse stock split, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (i) the aggregate number and kind of Shares reserved for issuance and delivery under the Plan, (ii) the number and kind of Shares subject to Options under the Plan and (iii) the Purchase Price with respect to Options under the Plan.

8.           Administration

(a)           Authority of Committee. The Plan will be administered by the Committee. The Committee shall have the authority to take the following actions, among others, subject to the terms and conditions of the Plan:

(i)           to determine the Subsidiaries and Affiliates that participate in the Plan;

(ii)           to determine the eligibility of any individual to participate in the Plan;

(iii)           to determine whether and when an Offering will be made;

(iv)           to determine the number of Shares subject to an Offering and the number of Shares subject to an Option to be granted to any Participant;

(v)           to establish procedures for making payroll deductions or contributions under the Plan;

(vi)           to determine the maximum amount permitted to be credited to a Participant’s Account and to suspend or reduce a Participant’s payroll deductions or contributions for any reason that the Committee deems advisable;

(vii)           to determine the terms and conditions of each Offering made hereunder, based on such factors as the Committee shall determine;

(viii)           to adopt sub-plans and special provisions applicable to Offerings regulated by the laws of jurisdictions outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan;

(ix)           to modify, amend, adjust or cancel any Offering or Option or the terms and conditions of any Offering or Option;

(x)           to treat any Participant’s attempt to transfer, pledge or otherwise encumber the Participant’s Account or Option as a notice of withdrawal under the Plan;

(xi)           to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time;

(xii)           to interpret the terms and provisions of the Plan;

(xiii)           to decide all other matters to be determined in connection with an Offering; and

(xiv)           to otherwise administer the Plan.

Notwithstanding the foregoing, any action taken by the Committee or its delegates that requires Shareholder approval under applicable law or Applicable Exchange rule shall be valid and effective only if the Shareholder approval is obtained as required.

(b)           Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate any of its authority to administer the Plan to any person or persons selected by the Committee, including one or more members of the Committee, and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)           Procedures. The Committee may act by a majority of its members then in office and, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, through any person or persons to whom it has delegated its authority pursuant to Section 8(b).

(d)           Discretion of Committee and Binding Effect. Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Employers, Employees, Eligible Employees, Participants and Beneficiaries.

(e)           Change in Control and Disaffiliation. In the event of a Change in Control or a Disaffiliation, the Option of each Participant (in the case of a Change in Control) or the Option of each Participant employed by the Subsidiary, Affiliate or business segment that ceases to be a Subsidiary, Affiliate or business segment pursuant to the Disaffiliation, as determined by the Committee in its discretion (in the case of a Disaffiliation), will be exercised immediately upon such Change in Control or Disaffiliation with respect to the Offering then in effect, unless the Committee determines that such exercise would result in the imposition of any tax or interest or the inclusion of any amounts in income pursuant to section 409A of the U.S. Code or unfavorable tax or accounting treatment under any other applicable law, rule or regulation.

9.           Amendment and Termination

The Board or the Committee, in its sole discretion, may amend, alter, cancel or terminate the Plan or any Option granted thereunder at any time, except that no amendment or alteration may increase the number of Shares that can be issued under the Plan, other than an adjustment under Section 7(b), or make other changes for which Shareholder approval is required under applicable law or Applicable Exchange rule unless such Shareholder approval is obtained as required. Upon a cancellation or termination of the Plan or any Option, the Board or the Committee will in its sole discretion (i) return to affected Participants all amounts credited to their Accounts without interest, unless the payment of interest is required under applicable law, or (ii) set an earlier Offering Termination Date to the extent permitted by section 409A of the U.S. Code.

10.           Miscellaneous

(a)           Limitation of Liability. No liability whatever shall attach to or be incurred by any past, present or future Shareholders, officers or directors of any Employer or any members of the Committee or their delegates under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, any Employer or any Shareholder, officer, director or Committee member whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant as a part of the consideration for the benefits provided under the Plan.

(b)           International Offerings.  Nothwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, establish sub-plans of the Plan for purposes of effectuating the participation of Employees employed by an Employer located in countries outside of the United States.  For purposes of the foregoing, the Committee may establish one or more sub-plans to:  (i) amend or vary the terms of the Plan in order to confim such terms with the laws, rules and regulations of each country outside of the United States where an Employer is located; (ii) amend or vary the terms of the Plan in each country where an Employer is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Employer; or (iii) amend or vary the terms of the Plan in each country outside of the United States where an Employer is located as it considers necessary or desirable to meet the goals and objectives of the Plan.   Each sub-plan established pursuant to this Section 10(b) shall be reflected in a written appendix to the Plan for each Employer in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of shares authorized to be issued under the Plan shall include any shares issued under any sub-plan of the Plan.  To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 10(b) to an appropriate sub-committee consisting of one or more officers of the Company.

(c)           No Employment Rights. Neither the Plan nor any Option granted hereunder shall, directly or indirectly, create any right with respect to continuation of employment by any Employer and shall not be deemed to interfere in any way with the right of any Employer to terminate or otherwise modify a Participant’s employment at any time.

(d)           Notices and Actions. If any notice or action is required to be given, received or taken on or before a date or event specified in the Plan, the Committee may establish an earlier or later time by which such notice or action must be given, received or taken as it deems advisable for the efficient administration of the Plan.

(e)           U.S. Code Section 409A. The Options granted under the Plan are intended either to comply with the requirements of section 409A of the U.S. Code to avoid the imposition of any tax or interest thereunder or to be exempt from the requirements of section 409A of the U.S. Code, and the Plan will be interpreted, administered and deemed amended, as necessary, in a manner consistent with this intention. Notwithstanding the foregoing, neither the Employers nor any members of the Committee shall be liable for any taxes, penalties or interest imposed with respect to any Options or amounts credited to any Account, including taxes, penalties or interest imposed under section 409A of the U.S. Code. Notwithstanding any other provision of the Plan to the contrary, if a Participant is entitled to the payment of interest on any amounts credited to the Participant’s Account with respect to an Offering and such interest is subject to federal income taxation under the U.S. Code, any amounts credited to the Participant’s Account that are required to be returned to the Participant under the terms of the Plan shall be returned within 60 days after the Offering Termination Date.

(f)           Governing Law. The laws of the State of Georgia will govern all matters relating to this Plan, except to the extent it is superseded or preempted by the laws of the United States.